    As filed with the Securities and Exchange Commission on April  17, 2001
                                                      Registration No. 333-94279
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        -------------------------------

                       Post Effective Amendment No. 1 on
                                  FORM S-1 to
                      Registration Statement on FORM S-3
                                     UNDER
                          THE SECURITIES ACT OF 1933

                        --------------------------------

                                INFOSPACE, INC.
            (Exact name of Registrant as specified in its charter)

         Delaware                              601 108th Avenue N.E., Suite 1200                          91-1718107
(State or other jurisdiction of                     Bellevue, Washington 98004                           (IRS Employer
incorporation or organization)                             (425) 201-6100                           Identification Number)
                                         (Address, including zip code, and telephone number,
                                  including area code, of Registrant's principal executive offices)

                        -------------------------------

                                 John M. Hall
                   Senior Vice President and General Counsel
                                INFOSPACE, INC.
                       601 108th Avenue N.E., Suite 1200
                          Bellevue, Washington 98004
                                (425) 201-6100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        -------------------------------

                                  Copies to:
                          Patrick J. Schultheis, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              5300 Carillon Point
                          Kirkland, Washington 98033
                                (425) 576-5800

                        -------------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

     On December 21, 1999, InfoSpace, Inc. (the "Company") filed a registration statement on Form S-3 (File No. 333-93167) (the "Registration Statement") covering 3,119,300 shares of the Company's Common Stock to be sold by certain stockholders of the Company. On January 7, 2000, the Company filed a registration statement on Form S-3 (File No. 333-94279) (the "Warrant Registration") pursuant to Rule 462(b) of the Securities Act of 1933, as amended, (the "Securities Act") covering an additional 3,764 shares of Common Stock to be sold by certain stockholders of the Company upon conversion of a warrant. On January 10, 2000, the Securities and Exchange Commission (the "Commission") declared the Registration Statement effective. Under Rule 424(b)(5) of the Securities Act, the Company filed a prospectus on January 10, 2000 which related to the total of 3,123,064 shares of Common Stock registered on the Registration Statement and the Warrant Registration.

     On July 12, 2000, the Company filed Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3, which the Commission subsequently declared effective on July 24, 2000. On July 25, 2000, the Company filed a prospectus under Rule 424(b)(5) of the Securities Act which related to 3,057,292 shares of Common Stock representing all registered shares remaining unsold under the Registration Statement and the Warrant Registration.

     The Registration Statement and Warrant Registration were filed in order to register shares of the Company's Common Stock issued, or issuable upon conversion of a warrant, to the former shareholders of Union-Street.com, Inc. and eComLive.com, Inc., which were acquired by the Company on October 14, 1999 and December 16, 1999, respectively. Based on records of the Company's transfer agents, the selling stockholders resold 1,341,438 of the 3,123,064 shares initially registered under the Registration Statement and the Warrant Registration.

     In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act, the Company respectfully requests that the Commission remove from registration a total of 1,781,626 shares, 1,777,862 shares of which remain unsold under the Registration Statement and 3,764 shares of which remain unsold under the Warrant Registration. The Company is requesting the removal from registration of these shares as its obligation to maintain the effectiveness of the Registration Statement pursuant to the registration rights agreements between the Company and the former stockholders of Union-Street.com, Inc. and eComLive.com, Inc. expired on October 14, 2000 with respect to the former Union-Street.com, Inc. stockholders and on December 16, 2000 with respect to the former stockholders of eComLive.com, Inc.

     Accordingly, the Company hereby de-registers the 1,781,626 shares of its Common Stock registered pursuant to the Registration Statement and the Warrant Registration remaining unsold thereunder.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement No. 333-94279 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 17th day of April, 2001.


                                    INFOSPACE, INC.

                                    By:  /s/ John M. Hall
                                       -----------------------------------------
                                       John M. Hall
                                       Senior Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated below on the 17th day of April, 2001.


         Signature                                 Title
         ---------                                 -----

/s/ Naveen Jain                  Chief Executive Officer and Chairman of the
-----------------------------    Board (Principal Executive Officer)
    Naveen Jain

/s/ Tammy D. Halstead            Chief Financial Officer (Principal Financial
-----------------------------    and Accounting Officer)
    Tammy D. Halstead

/s/ Edmund O. Belsheim, Jr.      Chief Operating Officer and Director
-----------------------------
    Edmund O. Belsheim, Jr.

/s/ John E. Cunningham, IV       Director
-----------------------------
    John E. Cunningham, IV

/s/ Peter L. S. Currie           Director
-----------------------------
    Peter L. S. Currie

/s/ David C. House               Director
-----------------------------
    David C. House

/s/ Rufus W. Lumry, III          Director
-----------------------------
    Rufus W. Lumry, III

/s/ William D. Savoy             Director
-----------------------------
    William D. Savoy